EMPLOYMENT AGREEMENT

THE NEW YORK TIMES COMPANY ("The Times"), and MARTIN NISENHOLTZ (the "Executive") agree, subject to the approval by Compensation Committee appointed by the Board of Directors of The Times (the "Compensation Committee"), which approval shall be a condition precedent to the enforceability of this Agreement, to enter into this EMPLOYMENT AGREEMENT dated as of September 1, 1999, as follows:

1. Employment.

The Times hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by The Times, upon the terms and subject to the conditions set forth in this Agreement.

2. Term of Employment.

The period of the Executive's employment under this Agreement shall begin as of September 1, 1999 and shall continue for three (3) years until September 1, 2002, unless earlier terminated in accordance with Section 6 below and shall continue thereafter from year to year unless either party gives notice no less than 90 days prior to the expiration date, or unless earlier terminated in accordance with Section 6 below (the "Employment Term").

3. Duties and Responsibilities.

(a) The Times shall employ the Executive as Chief Executive Officer of Times Company Digital (currently, the Internet business unit of the Times, or any successor thereto) ("TCD"). In such capacity, the Executive shall report directly to Arthur Sulzberger, Jr., Chairman of The Times, and Russell T. Lewis, President and Chief Executive Officer of The Times, or their successors, and shall perform the customary duties and have the customary responsibilities of such positions and such other duties as may be assigned to the Executive from time to time by the Chairman and/or President and Chief Executive Officer of The Times.

(b) The Executive agrees to faithfully serve The Times and TCD and devote his full working time, attention and energies to the business of TCD and perform the duties under this Agreement to the best of his abilities.

(c) The Executive agrees (i) to comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies; (ii) to comply with The Times's and TCD's rules, procedures, policies, requirements, and directions; and (iii) not to engage in any other business or employment without the written consent of the Chairman or the President and Chief Executive Officer of The Times except as otherwise specifically provided herein.

4. Compensation and Benefits.

(a) Base Salary. During the Employment Term, TCD shall pay to the Executive a base salary at the annual rate of $325,000 per year or such higher rate as may be determined from time to time by the Compensation Committee of the Board of Directors of The Times ("Base Salary"). Such Base Salary shall be paid in accordance with TCD's standard payroll practice for senior executives.

(b) Annual Bonus. In addition to his Base Salary, the Executive shall be eligible to receive a target annual cash bonus of forty-five percent (45%) of his base salary under The New York Times Company 1991 Executive Cash Bonus Plan (the "Executive Cash Bonus Plan"), of which $125,000 is guaranteed. The annual cash bonus shall be payable to the Executive following the close of each calendar year, beginning with the 1999 calendar year, subject to the terms of the Executive Cash Bonus Plan.

(c) Long-Term Performance Award. The Executive shall be eligible to receive a Long-Term Performance Award under the Executive Cash Bonus Plan, which award shall be granted in accordance with the terms and conditions set forth in such plan. Subject to the terms of the Executive Cash Bonus Plan, the Executive shall be eligible to earn a Long-Term Performance Award of $250,000, which could increase up to 175% of such amount based upon performance for each three-year performance cycle, the first such cycle to commence on January 1, 2000. Provided that the Executive meets the performance criteria set forth in the Long-Term Performance Award, each award shall be payable at the end of each such three-year cycle subject to the terms of the Executive Cash Bonus Plan. Reasonable performance criteria that the Executive must meet to qualify for the Long-Term Performance Award for each performance cycle will be determined under the terms of the Executive Cash Bonus Plan.

(d) Expense Reimbursement. TCD shall promptly reimburse the Executive for the ordinary and necessary business expenses incurred by the Executive in the performance of the duties under this Agreement in accordance with The Times's customary practices applicable to senior executives of subsidiaries of The Times, provided that such expenses are incurred and accounted for in accordance with The Times's and/or TCD's policy.

(e) Benefit Plans, Fringe Benefits and Vacations. The Executive shall be eligible to participate in or receive benefits under any employee benefit or fringe benefit plan made available to senior executives of TCD in accordance with the eligibility requirements of such plans and subject to the terms and conditions set forth in this Agreement.

5. Stock Options and TCD Shares.

The Executive shall be granted 2 million options (the "Options") to purchase shares of TCD's Class A-2 Common Stock, par value $0.01 per share, (the "TCD Stock") under the Times Company Digital, Inc. 1999 Stock Option Plan (the "Stock Option Plan"). The Options shall be subject to the terms of the

Stock Option Plan and the Executive's Times Company Digital, Inc. Non-Qualified Stock Option Agreement (the "Grant Agreement"), attached hereto as Exhibit "A". Subject to the Grant Agreement (which shall finally govern the Options in the event of any conflict between this Agreement and the Grant Agreement), the Company and the Executive agree as follows:

(a) Vesting. The Executive shall vest in 200,000 of the Options immediately on the day he is granted the Options. The Executive shall vest in the remaining 1.8 million Options over the following 3 years as follows: (i) 600,000 of the remaining 1.8 million Options shall vest on September 1, 2000; and (ii) 300,000 of the remaining 1.2 million Options shall vest every six months thereafter in four equal installments.

(b) Termination of Employment. Notwithstanding the foregoing subparagraph, in the event that the Executive's employment is terminated without "Cause" under Section 6(d) of this Agreement or the Executive resigns his employment for "Good Reason" under Section 6(e) of this Agreement, (i) all of the Executive's unvested Options shall immediately be vested in the Executive, and (ii) the Executive's rights with regard to such vested Options shall be determined in accordance with Section 6(b)(vi) of the Stock Option Plan and, if in effect, the applicable provisions of Appendix A to the Grant Agreement.

(c) Cashless Exercise. If and after the TCD Stock subject to the Options become publicly traded shares of The Times or of TCD, the Executive shall be permitted to exercise the Options on a cashless basis, subject to the Stock Option Plan, using applicable broker procedures, provided that the use of such procedures does not adversely affect the financial statements of either The Times or TCD.

(d) Restrictions on Exercise. Notwithstanding anything in this Agreement, the Stock Option Plan or the Grant Agreement, the Executive agrees that his ability to exercise any Options or sell any TCD Stock shall be subject to any restrictions promulgated by any underwriters involved in any initial public offering involving TCD.

6. Termination of Employment.

The Executive's employment under this Agreement may be terminated under any of the circumstances set forth in this Section 6. Upon termination, the Executive (or his beneficiary or estate, as the case may be) shall be entitled to receive the compensation and benefits described in Section 7 below, and, if applicable,
Section 8 below.

(a) Death. The Executive's employment shall terminate upon the Executive's death.

(b) Total Disability. The Times may terminate the Executive's employment upon his becoming "Totally Disabled". For purposes of this Agreement, the Executive shall be "Totally Disabled" if the Executive is physically or mentally incapacitated so as to render the Executive incapable of performing his usual and customary duties under this Agreement. The Executive's receipt of disability benefits under any TCD long-term disability benefits plan (the "LTD Plan") or receipt of Social Security disability benefits shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of the Executive's receipt of such long-term disability benefits or Social Security benefits, the Chairman or the President and/or Chief Executive Officer of The Times may in their reasonable discretion (but based upon appropriate medical evidence) determine that the Executive is Totally Disabled.

(c) Termination by The Times for Cause. The Times may terminate the Executive's employment for "Cause". Such termination shall be effective as of the date specified in the written Notice of Termination provided to the Executive.

      (i) For purposes of this Agreement, the term "Cause" shall mean any of the following: (A) conviction of a crime (including conviction on a nolo contendere plea) involving the commission by the Executive of a felony or of a criminal act involving, in the good faith judgment of the Chairman or the President and/or Chief Executive Officer of The Times, fraud, dishonesty, or moral turpitude but excluding any conviction that results solely from the Executive's title or position with TCD and is not based on his personal conduct; (B) the Executive's deliberate and continual refusal to perform employment duties reasonably requested by the Chairman or the President and/or Chief Executive Officer of The Times after receiving thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes cause (other than as a result of vacation, sickness, illness or injury), provided that if the Executive cures his nonperformance within the thirty (30) day period to The Times' satisfaction the Executive shall not be subject to termination for Cause; (C) fraud or embezzlement determined in accordance with The Time's normal, internal investigative procedures consistently applied in comparable circumstances; (D) gross misconduct or gross negligence in connection with the business of The Times, TCD, or any other affiliate of The Times that has a substantial adverse effect on The Times, TCD, or the affiliate; or
            (E) breach of any of the covenants set forth in Section 10 hereof.

      (ii) Regardless of whether the Executive's employment initially was considered to be terminated for any reason other than Cause, the Executive's employment shall be considered to have been terminated for Cause for purposes of this Agreement if the Chairman or the President and Chief Executive Officer of The Times subsequently reasonably determines in good faith that the Executive engaged in an act constituting Cause.

(d) Termination by The Times without Cause. The Times may terminate the Executive's employment under this Agreement without Cause after providing Notice of Termination to the Executive.

(e) Resignation by Executive. The Executive may terminate his employment under this Agreement after providing written Notice of Termination to The Times. Such Notice shall state whether the Executive is resigning for "Good Reason". Resignation by the Executive for Good Reason shall be deemed to have occurred, if the Executive provides the Notice of Termination within ninety (90) days after the occurrence of any of the following:

      (i) Without the Executive's express written consent, a change in the Executive's material duties and responsibilities.

      (ii)  A reduction by The Times in the Executive's Base Salary.

      (iii) The failure of The Times to maintain the Executive's level of coverage relative to other senior executives of TCD under TCD's employee benefit plans, policies, practices, or arrangements in which the Executive participates, both in terms of the amount of benefits provided and the relative level of the Executive's participation. For this purpose, TCD may eliminate and/or modify existing employee benefit plans and coverage levels on a consistent and non-discriminatory basis applicable to all such executives.

      (iv) The failure by The Times or TCD to pay to the Executive any material amount of his earned compensation, or any material amount of his compensation deferred under any plan, agreement or arrangement of or with The Times or TCD, within ten (10) days after the Executive makes written demand for such amount.

      (v) Without the Executive's express written consent, the change of the Executive's principal place of employment to a location more than 75 miles from his initial principal place of employment, except for required travel on TCD's or The Times's business to an extent substantially consistent with the Executive's business travel obligations.

      (vi) Any purported termination of the Executive's employment that is not effected pursuant to a Notice of Termination, and for purposes of this Agreement, no such purported termination shall be effective.

(f) Notice of Termination. Any termination of the Executive's employment by The Times or by the Executive (other than by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party in accordance with Section 19 below. For purposes of this Agreement, a "Notice of Termination" shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate the Executive's employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

(g) Date of Termination. The effective date of the Executive's termination of employment shall be

      (i)   in the event of his death, the date of death;

      (ii) in the event of termination for Total Disability, sixty (60) days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of his duties on a full-time basis during such sixty (60) day period); or

      (iii) in the event of any other termination, the date specified in the Notice of Termination.

7. Compensation Following Termination of Employment.

Upon termination of the Executive's employment under this Agreement, the Executive (or his designated beneficiary or estate, as the case may be) shall be entitled to receive the following compensation:

(a) Earned but Unpaid Compensation. The Times or TCD shall pay to the Executive any accrued but unpaid Base Salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed under this Agreement, and any vacation accrued to the Termination Date. In addition, if The Times or TCD terminates the Executive's employment without Cause or the Executive resigns his employment for Good Reason after the Executive has earned his Annual Bonus for the year ending December 31 of each year of the Term but before such Annual Bonus is paid to the Executive, the Times or TCD shall pay to the Executive the earned, but unpaid Annual Bonus. Except as set forth above and in Section 8 below, following the Termination Date, neither The Times nor TCD shall have any further obligation to pay the Executive any further amounts, including, but not limited to, any amount for an Annual Bonus under Section 4(b) or any amount under the Long-Term Incentive Plan under
      Section 4(c).

(b) The Times or TCD Separation Pay Policy. The Executive shall not be entitled to separation pay benefits under the The Times's or TCD's separation pay policy.

(c) Other Compensation and Benefits. Except as may be provided under this Agreement,

      (i) any benefits to which the Executive may be entitled pursuant to the plans, policies and arrangements referred to in Section 4(e) above shall be determined and paid in accordance with the terms of such plans, policies and arrangements, and

      (ii) The Executive shall have no right to receive any other compensation, or to participate in any other plan, arrangement or benefit, with respect to future periods after such termination or resignation except as specifically provided by the Consolidated Omnibus Budget Reconciliation Act of 1987, as amended.

8. Additional Compensation Payable Following Termination Without Cause or Resignation for Good Reason.

(a) Requirements for Additional Compensation. In addition to the compensation set forth in Section 7 above, the Executive shall receive the additional compensation and benefits set forth in paragraph (b) below, if the following requirements are met:

      (i)   the Executive's employment is terminated by The Times pursuant to
            Section 6(d) above for reasons other than death, Total Disability or Cause or the Executive resigns for Good Reason pursuant to Section 6(e) above; and

      (ii) the Executive executes a Separation Agreement and Release in the form attached as Exhibit "B" to this Agreement on or after his Termination Date.

(b) Additional Compensation. The Times or TCD shall provide the Executive with the following compensation and benefits:

      (i) Base Salary. The Times or TCD shall pay to the Executive his full base salary as determined under Section 4(a) at the rate in effect on his Termination Date, as if his employment had continued until the end of the 18 month period beginning on the Termination Date. Such payment shall be made in a single lump sum on or before the twentieth day following the effective date of the Separation Agreement and Release.

      (ii) Medical and Dental Benefits. The Times or TCD shall provide for the Executive's continued coverage under all group medical and dental benefit plans, programs, or arrangements in which the Executive was entitled to participate immediately prior to the date of his termination, until the earliest to occur of: (A) the end of the 18 month period beginning on the Termination Date; (B) the Executive's death; or (C) the date the Executive becomes employed by a subsequent employer who offers a comparable benefit at a comparable cost to the Executive and the Executive becomes eligible to participate in such benefit. In the event that the Executive's participation in any such employee welfare benefit plan, program, or arrangement of The Times or TCD is prohibited, The Times shall arrange to provide the Executive with benefits substantially similar to those which the Executive would have been entitled to receive from The Times or TCD under such plan, program, or arrangement, for such period.

9. Restrictive Covenants.

(a) Protected Information. The Executive recognizes and acknowledges that he shall have access to various confidential or proprietary information concerning The Times, TCD, and entities affiliated with The Times and TCD, of a special and unique value which may include, without limitation, (i) books and records relating to operation, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). The Executive therefore covenants and agrees that he shall not at any time, either while employed by The Times or afterwards, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by the Chairman or the President and Chief Executive Officer of The Times, or their designee in writing) any of the Protected Information.

(b)   Competitive Activity. The Executive covenants and agrees that at all times
      (i) during his period of employment with The Times, and (ii) during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, or otherwise) and ending on the later of one (1) year following his Termination Date, he shall not, directly or indirectly, (a) engage in, assist, or have any active interest or involvement whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principal whatsoever) in any person, firm, or business entity that is engaged in the same business as that conducted and carried on by TCD and that derives fifty (50) percent or more of its gross revenue from the sale of Internet based advertising supporting news content; or (b) in any way, encourage any person or entity that was a customer or vendee of The Times or TCD to do business with such an entity, without the specific written consent of the Chairman or the President and Chief Executive Officer of The Times (or their designee) to do so.

(c) Non-Solicitation. The Executive covenants and agrees that during the period beginning on the date of termination of his employment (whether such termination is voluntary or involuntary, or otherwise) and ending one
      (1) year following his Termination Date, he shall not directly or indirectly recruit, solicit, hire, or cause to be hired, any individual who is then, or who has been within the preceding six (6) month period, an employee of The Times or TCD.

(d) Non-Disparagement. The Executive covenants and agrees that during the course of his employment by The Times or at any time thereafter, the Executive shall not, directly or indirectly, in public or private, deprecate, impugn, disparage or defame The Times, TCD, or any of its employees, members of its board of directors or agents, nor shall the Executive assist any other person, firm or company in so doing.

(e) Return of Documents and Other Materials. The Executive shall promptly deliver to The Times upon termination of his employment, or at any other time as The Times may so request, all documents (whether recorded on paper, electronically or otherwise) containing Protected Information, including but not limited to, all lists of customers, leads and customer pricing, data processing programs and documentation, employee information, memoranda, notes, records, reports, tapes, manuals, drawings, blueprints, programs, and any other documents and other materials (and all copies thereof) relating to TCD's business or that of its customers, and all property associated therewith, which the Executive may then possess or have under his control.

10. Enforcement of Covenants.

(a) Termination of Employment and Forfeiture of Compensation. The Executive agrees that in the event that The Times reasonably determines in good faith that he has breached any of the covenants set forth in Section 9 above during his employment, The Times shall have the right to terminate his employment for Cause. In addition, the Executive agrees that if The Times reasonably determines in good faith that he has breached any of the covenants set forth in Section 9 at any time, The Times shall have the right to discontinue any or all remaining benefits payable pursuant to
      Section 8 above, as applicable. Such termination of employment or discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that The Times may have against the Executive.

(b) Right to Injunction. The Executive acknowledges that a breach of the covenants set forth in Section 9 above shall cause irreparable damage to The Times and TCD with respect to which The Times's remedy at law for damages shall be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by the Executive, the Executive and The Times agree that The Times or TCD shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or retraining such breach or anticipatory breach and the Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) in the event The Times successfully enforces the covenants set forth in Section 9 above, recovery of all reasonable sums expended and costs, including reasonable attorney's fees, incurred by The Times or TCD to enforce the covenants set forth in Section 9.

(c) Separability of Covenants. The covenants contained in Section 9 above constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set forth in Section 9 permitted by applicable laws, the Executive and The Times agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. The Executive and The Times further agree that the covenants in Section 9 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by the Executive against The Times whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by The Times of any of the covenants set forth in Section 9.

(d) The Executive specifically consents to the jurisdiction of the United States District Court for the Southern District of New York, or if that court is unable to exercise jurisdiction for any reason, to the jurisdiction of the Supreme Court of the State of New York, New York County, for the purpose of enforcing Sections 9 and 10.

11. Withholding of Taxes.

The Times and/or TCD shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local or other taxes, except that in the case of the Options, the Executive understands and agrees that he cannot exercise any Options until he has paid to TCD the appropriate withholding taxes in accordance with the applicable terms of the Stock Option Plan and the Grant Agreement.

12. Arbitration of Disputes.

Except as provided in Section 10 above, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any such arbitration shall take place in the State of New York.

13. Waiver of Jury Trial.

In the event any controversy or claim arising out of the Executive's employment or the termination of the Executive's employment is found by a court of competent jurisdiction not to be subject to final and binding arbitration, the Executive and The Times agree to try such claim or controversy to the Court, without use of a jury or advisory jury.

14. Non-Disclosure of Agreement Terms.

The Executive agrees that he shall not disclose the terms of this Agreement to any third party other than his immediate family, attorney, accountants, or other consultants or advisors or except as may be required by any governmental authority.

15. No Claim Against Assets.

Nothing in this Agreement shall be construed as giving the Executive any claim against any specific assets of The Times or TCD or as imposing any trustee relationship upon The Times in respect of the Executive. The Times shall not be required to establish a special or separate fund or to segregate any of its assets in order to provide for the satisfaction of its obligations under this Agreement. The Executive's rights under this Agreement shall be limited to those of an unsecured general creditor of The Times and its affiliates. Notwithstanding the foregoing, this Section shall not be construed to waive any rights guaranteed to the Executive by law.

16. Successors and Assignment.

Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

(a) Company Successor. The Times shall require any person (or persons acting as a group) who acquires ownership or effective control of The Times or TCD (or, in the event that TCD is not yet separately incorporated, the Internet business unit of the Times, or any successor thereto) or ownership of a substantial portion of the business or assets of The Times or TCD (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as The Times would be required to perform it if no such acquisition had taken place. As used in this Agreement, "The Times" shall mean The Times as defined in the first sentence of this Agreement and any person (or group) who acquires ownership or effective control of The Times or ownership of a substantial portion of the business or assets of The Times or which otherwise becomes bound by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

(b) Assignment by Executive. The rights and benefits of the Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Section 16 shall preclude the Executive from designating a beneficiary or beneficiaries to receive any benefit payable on his death.

17. Entire Agreement; Amendment.

This Agreement, the Grant Agreement and the Separation Agreement and Release set forth the entire understanding of the parties with respect to their subject matter and shall supersede any and all existing oral or written agreements, representations, or warranties between the Executive and The Times or any of its subsidiaries or affiliated entities relating to the terms of the Executive's employment. These agreements may not be amended except by a written agreement signed by both parties.

18. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that State, without regard to its conflict of laws provisions.

19. Notices.

Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                  To The Times:
                        The New York Times Company
                        229 West 43rd Street
                        New York, New York 10036-3959
                        Attention: Solomon B. Watson IV

                  To the Executive:
                        At the address for the Executive set forth below.

20. Miscellaneous.

(a) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(b) Separability. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

(c) Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

(d) Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

      The parties acknowledge and agree that each has read this entire Agreement, that they have been represented by counsel in the negotiation and execution of this Agreement, that this Agreement is the product of negotiation and that neither of the parties shall be considered the drafter or scrivener of this Agreement.

(e) Survival. The provisions of this Agreement (including, without limitation, Sections 9, 10 and 12) which by their terms should survive, and the Executive's and The Times's rights and remedies with respect thereto, shall survive the termination of this Agreement for any reason.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts shall together constitute but one Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth below.

THE NEW YORK TIMES COMPANY                    EXECUTIVE


By: /s/ Russell T. Lewis                      /s/ Martin Nisenholtz
    ---------------------------------         ----------------------------------

Name: Russell T. Lewis                        Date: January 5, 2000
      -------------------------------               ----------------------------

Title: President & CEO                        Address: 4 Pioneer Trail
       ------------------------------                  -------------------------

Date: January 25, 2000                                 Armonk, NY 10504
      -------------------------------                  -------------------------

                                                                       EXHIBIT A

                           TIMES COMPANY DIGITAL, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

            THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Grant Agreement") is made as of December 1, 1999 by Times Company Digital, Inc., a Delaware corporation (the "Company"), and Martin Nisenholtz (the "Optionee"), pursuant to the Company's 1999 Stock Option Plan (as such may be amended, the "Plan"). Capitalized terms not defined in this Grant Agreement shall have the meanings set forth in the Plan.

1. Award of Options. The Company hereby grants to the Optionee an option (the "Option" or "Options") to acquire two (2) million shares of the Company's Class A-2 Common Stock, par value $0.01 per share (the "Stock"), at the exercise price of $5.86 per share (the "Exercise Price"), subject to the terms and conditions set forth in this Grant Agreement (including Appendix A attached hereto) and the Plan (including, without limitation, the restrictions on exercisability contained in Section 6(b) of the Plan). The Options granted hereunder are non-qualified stock options.

2. Expiration Date. Subject to Section 6(b)(vi) of the Plan, the Options shall expire on December 1, 2009.

3. Vesting. Subject to Section 6(b)(vi) of the Plan and the provisions of Appendix A attached hereto, the Options shall vest over the following 3 years as follows: (i) 200,000 of the Options shall vest immediately on the date of this Grant Agreement; (ii) 600,000 of the remaining 1.8 million Options shall vest on September 1, 2000; and (iii) 300,000 of the remaining 1.2 million Options shall vest every six months thereafter in four equal installments.

4. Exercise of Options.

      (1) Exercisability. Subject to Section 6(b)(vi) of the Plan and the provisions of Appendix A attached hereto, vested Options may be exercised from time to time at any time after the initial exercisability date set forth in Section 6(b)(v) of the Plan in accordance with the policies and procedures established by the Committee.

      (2) Payment of Exercise Price. The Exercise Price shall be tendered to the Company at the time of exercise in cash or in such other consideration as shall be permitted by the Committee at the time of exercise, in each case having a total Fair Market Value determined as of the date of exercise equal to the Exercise Price, or a combination of cash and such other consideration having a total Fair Market Value equal to such Exercise Price. The present policies of Parent (as defined in Appendix A attached hereto) do not permit the use of stock retention to pay the Exercise Price and applicable withholding and FICA taxes. However, if in the future Parent's policies change to generally permit payment of the Exercise Price by the use of stock retention, stock retention shall also be made available to the Optionee.

      (3) Optionee's Representations. If requested by the Company at the time of any exercise, the Optionee agrees as a condition to such exercise to provide the Company with a representation that it is the Optionee's intention at the time of such exercise to acquire the shares being purchased for his or her own account for investment and not with a view to, or for resale in connection with, the distribution thereof within the meaning of the Securities Act of 1933, as amended, and such other representations and agreements requested by the Company as may be required by applicable foreign, federal or state securities laws.

      (4) Legends. The certificates representing the Stock issued upon exercise of the Options shall bear the following legend, and such other legends as may be required by applicable foreign, federal or state securities laws, if required by the Company:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS AND RIGHTS TO REPURCHASE AND TO REQUIRE TRANSFERS CONTAINED IN A NON-QUALIFIED STOCK OPTION AGREEMENT, DATED AS OF DECEMBER 1, 1999, AS SUCH AGREEMENT MAY BE AMENDED, MODIFIED OR RESTATED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR FOREIGN SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR (B) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER APPLICABLE STATE AND FOREIGN SECURITIES LAWS."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends shall also bear such legends, unless, in the opinion of counsel for the Company, the securities represented thereby are no longer subject to the provisions of Appendix A attached hereto or the restrictions imposed under applicable foreign, federal and state securities laws, in which case the applicable legend (or legends) may be removed.

5. Non-transferability of Options. Except to the extent otherwise determined by the Committee consistent with the Plan or set forth on Appendix A attached hereto, the Options granted hereunder shall not be assignable or otherwise transferable other than by will or the laws of descent and distribution. Unless otherwise provided by the Committee or set forth on Appendix A attached hereto, during the lifetime of the Optionee the Options shall be exercisable and elections with respect to the Options may be made only by the Optionee or the Optionee's duly appointed legal guardian or other duly appointed and qualified legal representative

6. Termination of Employment.

      (1) Forfeiture and/or Exercise of Options. Except if the Optionee's employment is terminated without Cause under Section 6(d) or for Good Reason under Section 6(e) of the Employment Agreement executed between the Optionee and The New York Times Company, dated as of September 1, 1999 (the "Employment Agreement"), in the event the Optionee ceases to be an employee of, or provide services to, the Company or any Affiliate thereof for any reason, (i) all of the Optionee's unvested Options shall immediately be forfeited, and (ii) the Optionee's rights with regard to vested Options shall be determined in accordance with Section 6(b)(vi) of the Plan and, if in effect, the applicable provisions of Appendix A attached hereto.

            In the event that the Optionee's employment is terminated without Cause under Section 6(d) or for Good Reason under Section 6(e) of the Employment Agreement, (i) all of the Optionee's unvested Options shall immediately be vested in the Optionee, and (ii) the Optionee's rights with regard to vested Options shall be determined in accordance with Section 6(b)(vi) of the Plan and, if in effect, the applicable provisions of Appendix A attached hereto.

      (2) Non-Competition and Non-Solicitation. As a condition to the exercise of any Option that can be exercised after termination, other than termination by reason of death or disability, of the Optionee's employment or service relationship with the Company of any of its Affiliates, the Optionee hereby agrees that (i) the Optionee shall not, directly or indirectly, engage in, assist, or have any active interest in or involvement, whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder (excluding holding of less than 1% of the stock of a public company), partner, proprietor or any type of principle whatsoever in any person, firm or business entity which, directly or indirectly, is engaged in the same business as that conducted and carried out by the Company and which derives fifty (50) percent or more of its gross revenue from the sale of Internet based advertising supporting news content for one (1) year after his termination of employment with the Company for whatever reason, with or without cause or notice (the "Termination"); (ii) the Optionee shall not, in any way, encourage any person or entity that was a customer or vendee of the Company or the Parent to do business with any person, firm or business entity which, directly or indirectly, is engaged in the same business as that conducted and carried out by the Company and which derives fifty (50) percent or more of its gross revenue from the sale of Internet based advertising supporting news content for one (1) year following the Termination; (iii) the Optionee shall not directly or indirectly recruit, solicit, hire or cause to be hired, any individual who is at the time of the Optionee's Termination or who has been within the preceding six (6) month period, an employee of the Company or the Parent for one (1) year following the Termination; (iv) the Optionee shall not, directly or indirectly, in public or private, deprecate, impugn, disparage or defame the Company, the Parent, or any of their agents, employees, officers or directors, nor shall the Optionee assist any other person, firm or company in doing so at any time following the Termination. If a final judicial determination is made that the time or territory above are unenforceable restrictions, the provisions of this Section 6(2) shall not be rendered void but shall be deemed amended to apply to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. The provisions contained in this Section 6(2) are not intended to supersede the provisions of any agreement the Optionee and the Company may have concerning the matters contained in this Section, which shall remain in full force and effect. If the covenants contained herein are breached by the Optionee, all Options held by the Optionee and the Optionee's right and ability to exercise the same shall be automatically forfeited without limiting any other remedy available to the Company by reason of such breach.

      (3) Determination of Disability. Subject to any existing agreements between the Optionee and the Company, the existence of any disability which results in termination of employment shall be determined by the Committee, in its sole discretion.

7. Withholding Tax. In accordance with Section 8(d) of the Plan, the Optionee may be subject to withholding taxes as a result of the exercise or settlement of an Option or other payment in respect of an Option, and the satisfaction of such withholding requirements shall be a condition precedent to the delivery to the Optionee of certificates for shares of Stock pursuant to any exercise of an Option.

8. Restrictions on Transfers of Stock. The Optionee hereby agrees to be bound as an "Employee Stockholder" by the provisions of Appendix A attached hereto and made a part hereof, as such provisions may be amended, modified or restated by the Company from time to time in its sole discretion; provided, however, that any such amendment, modification or change shall not (other than by operation of Section 8(c) of the Plan) (i) reduce the number of shares of Stock subject to Options granted under this Grant Agreement, (ii) change the securities for which the Options are exercisable, (iii) increase the Exercise Price or (iv) lengthen the time periods contained herein or in the Plan respecting the vesting of such Options.

9. Sale of the Company. In the event that Parent effects a "Sale of the Company" (as defined in Appendix A attached hereto), (i) the Plan may be terminated by the Company, (ii) all unvested Options that would not have vested within one year after the Sale of the Company shall terminate at the time of the sale, and
(iii) the vesting of certain unvested Options shall be accelerated as more fully described in Section 6(e) of the Plan.

10. Confidentiality. The Optionee shall hold in strict confidence, unless compelled to disclose by judicial or administrative process or other requirements of law, all documents and information concerning the Company furnished to the Optionee which are marked or identified as confidential, except to the extent that such information is now or hereafter in the public domain through no fault of the Optionee. Failure to comply with this confidentiality provision shall result in the automatic termination of all Options (vested and unvested) held by the Optionee.

11. Governing Law. This Grant Agreement shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

12. Counterparts. This Grant Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                        EXECUTIVE

                                        /s/ Martin Nisenholtz
                                        ----------------------------------------
                                        Name: Martin Nisenholtz


TIMES COMPANY DIGITAL, INC.

By: /s/ Rhonda L. Brauer
    ------------------------------
    Name: Rhonda Brauer
    Title: Assistant Secretary

The undersigned agrees to be bound by the provisions of the attached Appendix A attached hereto applicable to it:


THE NEW YORK TIMES COMPANY

By: /s/ Rhonda L. Brauer
    ------------------------------
    Name: Rhonda Brauer
    Title: Assistant Secretary

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      1.1. Defined Terms.

            The following terms, as used in this Appendix A, have the meanings set forth below. Other defined terms are defined in the following Sections of this Appendix A.

      "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of this Agreement, employees and directors of Parent and its Affiliates shall not be "Affiliates" of Parent.

      "Agreement and Plan of Merger" means the Agreement and Plan of Merger, dated as of July 22, 1999, among Parent, the Company, ABZ Acquisition, Inc., Abuzz Technologies, Inc. and the other parties thereto.

      "Asset Contribution Agreement" has the meaning ascribed to such term in the Agreement and Plan of Merger.

      "Board" means the Board of Directors of the Company.

      "Class A Common Stock" means (i) (a) the Company's Class A-1 Common Stock, par value $0.01 per share, and the Company's Class A-2 Common Stock, par value $0.01 per share, (b) any securities into which such common stock shall have been changed or (c) any securities resulting from any reclassification or recapitalization of such common stock, and (ii) all other securities (other than Class B Common Stock) of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution, liquidation or winding-up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding-up.

      "Class B Common Stock" means the Company's Class B Common Stock, par value $0.01 per share, any securities into which such Class B Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Class B Common Stock.

      "Class A Enterprise Value" means that portion of the Enterprise Value, expressed in dollars, represented by a share of Class A Common Stock.

      "Class A Stockholders" means the holders of the Class A Common Stock.

      "Class B Stockholders" means the holders of Class B Common Stock.

      "Common Stock" means collectively the Class A Common Stock and the Class B Common Stock.

      "Company" means Times Company Digital, Inc., a Delaware corporation.

      "Company IPO" means the consummation of an underwritten initial public offering of the Company's Class A-2 Common Stock registered under the Securities Act.

      "Company Securities" means the Class A Common Stock, the Class B Common Stock, any Options, and any securities issued with respect thereto as a result of any stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event or upon the conversion, exchange or exercise thereof; provided, however, that for the purpose of this Appendix A, "Company Securities" held by any Optionee shall only include Options and any securities acquired in connection with the exercise of Options (other than Special Options as defined in the Agreement and Plan of Merger) held by such Optionee.

      "Diluted Basis" means, with respect to the calculation of the number of shares of Class A Common Stock, all shares of Class A Common Stock outstanding at the time of determination and all shares issuable upon the exercise of Options or deliverable in connection with other outstanding options or convertible or exchangeable securities or warrants; provided, however, that with respect to any Options or any other options, shares of Class A Common Stock shall only be included in the determination of Diluted Basis to the extent such Options or other options are vested.

      "Effective Time" has the meaning ascribed to such term in the Agreement and Plan of Merger.

      "Employee Stockholder" means any employee of, or service provider to, the Company or any of its Affiliates who receives an Option under the Option Plan, whether or not such Option is exercised, so long as any such Person shall hold Company Securities.

      "Enterprise Value" means the value of the Company, on a consolidated basis and disregarding any transfer of assets and liabilities made in contemplation of a Tracking Stock IPO or a Publico IPO, as reflected by the initial public offering price in a Tracking Stock IPO or a Publico IPO.

      "Exercise Price" means the price payable to purchase shares of Class A Common Stock under an Option.

      "Fair Market Value" means, with respect to the purchase of any share of Class A Common Stock, as of any particular date, that Value of the Company as determined in good faith by the Board (or any duly appointed committee thereof) based on their knowledge of the value of the Company and, if requested by any member of the Board or such committee, the advice of a third party financial advisor that has experience in providing valuation of companies similar to the Company. Fair Market Value shall be determined as of any particular date required by this Agreement and such other dates as the Board (or any duly appointed committee thereof) shall determine. "Value" shall be based on (i) the fully distributed equity value of the Company (assuming the Class B Common Stock has been converted into Class A Common Stock) as if the Company were freely trading in the public equity market, without taking into account any fees or expenses associated with the issuance of the shares of Class A Common Stock to the public, any minority discount (or premium) or any discount for liquidity, and (ii) the valuation techniques as reasonably determined by the Board (or any duly appointed committee thereof) at the time of the determination of Value, as advised by any financial advisor, and may include, but not be limited to, an analysis of comparable companies and revenues, earnings or a discounted cash flow analysis. "Fair Market Value" with respect to any Option shall mean the Fair Market Value of the Class A Common Stock with respect to which such Option may be exercised less the exercise price with respect to such Option.

      "Grant Agreement" means the agreement between the Company and a recipient of an Option, setting forth the number of Options granted and certain terms and conditions relating thereto.

      "Involuntary Transfer" means, with respect to Company Securities of any Employee Stockholder, any involuntary Transfer or Transfer by operation of law of such Company Securities (other than to a Permitted Transferee of such Employee Stockholder who executes a Joinder Agreement) by or in which such Employee Stockholder shall be deprived or divested of any right, title or interest in or to Company Securities, including, without limitation, by seizure under levy of attachment or execution, by foreclosure upon a pledge, in connection with any voluntary or involuntary bankruptcy or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, pursuant to any statute pertaining to escheat or abandoned property, pursuant to a divorce or separation agreement or a final decree of a court in a divorce action, upon or occasioned by the legal incompetence of any Employee Stockholder and to a legal representative of any Employee Stockholder. Notwithstanding the foregoing, Involuntary Transfer shall not include the Transfer of Company Securities by a Stockholder to a Permitted Transferee of such Stockholder provided such Permitted Transferee is a party to a Grant Agreement or executes a Joinder Agreement.

      "Joinder Agreement" means an agreement pursuant to which a Person subscribes to, and agrees to be bound by, the provisions of this Appendix A as an Employee Stockholder.

      "Lien" means any lien, claim, charge, encumbrance, security interest or other adverse claim of any kind.

      "Market Price" means, with respect to each share of Parent Class A Common Stock as of a particular date, the average of the closing prices of such Parent Class A Common Stock on the New York Stock Exchange, Inc. on each of the thirty
(30) trading days next preceding such date or, if such Parent Class A Common Stock is not then listed or admitted to trading on such exchange, on the principal national securities exchange on which such Parent Class A Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market, or if such Parent Class A Common Stock is not then listed or admitted to trading on a national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Board of Directors of Parent or if no such prices are available, the market price per share as determined in good faith by the Board of Directors of Parent.

      "Minimum Value" has the meaning ascribed to such term in the Agreement and Plan of Merger.

      "Option" means any option granted pursuant to any Option Plan.

      "Option Plan" means (i) the 1999 Stock Option Plan of the Company, as the same may be hereinafter amended, modified or restated, and (ii) any additional stock option plans or compensation or incentive plans which provide for the issuance of Class A Common Stock established by the Company for the benefit of its employees and/or the employees of its Affiliates, including without limitation, the Newco Special Options (as defined in the Agreement and Plan of Merger).

      "Parent" means The New York Times Company, a New York corporation.

      "Parent Class A Common Stock" means Parent Class A Common Stock, par value $0.10 per share, and any securities into which such Parent Class A Common Stock shall have been changed or any securities resulting from any reclassification or recapitalization of such Parent Class A Common Stock.

      "Permitted Transferee" means:

            (i) as to any Employee Stockholder who is a natural person, any of the following: a lineal ancestor, sibling or descendant (including by adoption) of such Employee Stockholder, or a spouse of such Employee Stockholder, or a natural person who qualifies as a member of the Employer Stockholder's "Immediate Family" (as defined in the 1999 Stock Option Plan of the Company), or one natural person designated by such Employee Stockholder with whom such Employee Stockholder shares his or her principal residence and to whom such Employee Stockholder shall have Transferred Company Securities for no or nominal consideration, or any trust of which such Employee Stockholder is the trustee and which is established solely for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Appendix A, or any partnership, the general partner(s) and limited partner(s) (if any) of which are one or more Persons identified in this clause (i);

            (ii) as to any Class B Stockholder, any other Class B Stockholder or any Affiliate of Parent;

            (iii) as to any Employee Stockholder, any Class A Stockholder or Class B Stockholder; and

            (iv) as to any Third Party that becomes a Stockholder and that is not a natural Person, any Affiliate of such Stockholder.

      "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

      "Pro Rata" means, with respect to one or more Stockholders, in proportion to the number of shares of Common Stock on a Diluted Basis owned by such Stockholder or Stockholders.

      "Publico Stock Exchange Ratio" means the quotient obtained by dividing (i) the Class A Enterprise Value by (ii) the price per share of Publico Stock to the public in a Publico IPO, with all appropriate adjustments to equitably reflect any subsequent stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event.

      "Qualifying Offering" means the consummation of a Company IPO or the consummation of an underwritten initial public offering of (i) Class A Common Stock registered under the Securities Act (a "Company IPO") or (ii) shares of a class of common equity ("Publico Stock") registered under the Securities Act of an entity ("Publico") that becomes for the purpose of effecting such public offering the owner, directly or indirectly, of an equity interest in the businesses conducted, indirectly or directly, by the Company provided that the balance of the equity of such businesses, to the extent not owned by the Company, is owned, directly or indirectly by the Parent (a "Publico IPO") or
(iii) shares of a class of common equity ("Tracking Stock") registered under the Securities Act of Parent designed to track the performance of the businesses of the Company, whether such businesses are conducted through the Company or through another Subsidiary or division of Parent (a "Tracking Stock IPO").

      "Sale of the Company" means the sale of the Company (whether by merger, consolidation, recapitalization, reorganization, sale of securities, sale of assets or otherwise but otherwise than a Qualifying Offering) in one transaction or series of related transactions to a Person or Persons not an Affiliate of Parent pursuant to which such Person or Persons (together with its Affiliates) acquires (i) securities representing at least a majority of the voting power of all securities of the Company, assuming the conversion, exchange or exercise of all securities convertible, exchangeable or exercisable for or into voting securities, or (ii) all or substantially all of the Company's assets on a consolidated basis.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

      "Stockholders" means each of the Employee Stockholders, to the extent such Employee Stockholder has exercised his or her Options, and any additional stockholders of the Company, whether or not such additional stockholders hold Company Securities on the date of the Grant Agreement to which this Appendix A is attached or hereinafter acquire such Company Securities, so long as such Person shall hold Company Securities.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

      "Tracking Stock Exchange Ratio" means the quotient obtained by dividing
(i) the Class A Enterprise Value by (ii) the price per share of Tracking Stock to the public in a Tracking Stock IPO, with all appropriate adjustments to equitably reflect any subsequent stock dividend, stock split, reclassification, recapitalization, reorganization, merger, consolidation or similar event.

      "Transfer" means, directly or indirectly, any sale, transfer, assignment, hypothecation, pledge or other disposition of any Company Securities or any interests therein.

                                   ARTICLE II
                         TRANSFERS OF COMPANY SECURITIES

      2.1 Restrictions Generally; Securities Act.

            (a) Each Employee Stockholder agrees that he or she will not, directly or indirectly, Transfer any Company Securities except in accordance with the terms of this Appendix A. Any attempt by any Employee Stockholder to Transfer any Company Securities not in accordance with the terms of this Appendix A shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted Transfer in its stock records. Notwithstanding anything contained in this Appendix A to the contrary, any transfer of Options shall also be subject to the provisions of the Option Plan and applicable Grant Agreement. In addition, if any Employee Stockholder transfers any Class A Common Stock obtained upon exercise of any Option, pursuant to the terms and limitations of this Appendix A, any Person acquiring such Class A Common Stock shall be considered an Employee Stockholder for the purposes of this Appendix A, except that the provisions of Article IV shall not apply to such Person unless he or she is or thereafter becomes an employee of the Company or any of its Affiliates.

            (b) Each Employee Stockholder agrees that, in addition to the other requirements imposed herein relating to Transfer, he or she will not Transfer any Company Securities except pursuant to an effective registration statement under the Securities Act, and in compliance with all other applicable foreign and state securities laws, or upon receipt by the Company of an opinion of counsel to the Employee Stockholder reasonably satisfactory (as to both counsel and form of opinion) to the Company or, if agreed by the Board, counsel to the Company, or a no-action letter from the Securities and Exchange Commission addressed to the Company, to the effect that no registration statement is required because of the availability of an exemption from registration under the Securities Act and, in the case of such opinion of counsel, that such Transfer is in compliance under all applicable foreign and state securities laws.

      2.2 Transfers by Employee Stockholders. Each of the Employee Stockholders severally agrees that he or she will not Transfer any Company Securities, except
(i) to his or her Permitted Transferee who shall have executed a Joinder Agreement; or (ii) to Parent or any of its Affiliates; or (iii) pursuant to
Section 2.4 or 2.5 or Article III, IV or V of this Appendix A; or (iv) pursuant to Section 2.3 of this Appendix A; provided, however, that none of the Employee Stockholders shall Transfer any Company Securities pursuant to Section 2.3 until January 1, 2002 or Transfer any Company Securities at any time after a Tracking Stock IPO or a Publico IPO except by exercise of the Tracking Stock Exchange Right or Publico Exchange Right; provided, further, that in the case of Class A Common Stock obtained upon the exercise of Options, the provisions of Section
4.1 shall apply in the event the Employee Stockholder's employment with the Company or any of its Affiliates has been terminated; and provided, further, that in the case of Options, any such Transfer shall also be subject to the provisions of the Option Plan and the applicable Grant Agreement.

      2.3 Right of First Refusal.

            (a) Except for Transfers permitted pursuant to clauses (i) through
(iii) of Section 2.2, if any Employee Stockholder (a "Selling Stockholder") desires to Transfer any Class A Common Stock permitted to be Transferred under
Section 2.2 (the "Offered Securities") to any person (a "Third Party"), prior to any Transfer such Selling Stockholder shall give written notice of the proposed Transfer (the "Notice of Intention") to Parent, specifying the type and number of Offered Securities which such Selling Stockholder wishes to Transfer, the name of the Third Party, the proposed cash purchase price (the "Offer Price") therefor, and all other material terms and conditions of the proposed Transfer and setting forth a representation of the Selling Stockholder that the terms reflect an actual, bona fide, arm's-length offer from an unrelated financially responsible Person.

            (b) For a period of thirty (30) days following its receipt of the Notice of Intention, Parent or its designee or designees shall have the right to purchase at the Offer Price and on the other terms specified in the Notice of Intention, all, but not less than all, of the Offered Securities. The right of Parent pursuant to this Section 2.3(b) shall be exercisable by delivery of a notice to the Selling Stockholder (the "Prospective Buyer Notice") and shall expire if unexercised by Parent within such 30-day period. Parent shall have the right, at its option, to pay for the Offered Securities by delivering the Offer Price in (i) cash or (ii) the number of shares of Parent Class A Common Stock equal to the number obtained by dividing the Offer Price by the Market Price per share of Parent Class A Common Stock, determined as of the date of the delivery to the Selling Stockholder of the Prospective Buyer Notice, plus cash in lieu of any fractional share.

            (c) If the Notice of Intention has been duly given, and Parent determines not to exercise its option to purchase the Offered Securities, then the Selling Stockholder shall have the right, for a period of sixty (60) days from the earlier of (i) the expiration of the option period pursuant to subsection (b) of this Section 2.3 or (ii) the date on which such Selling Stockholder receives notice from Parent that it will not exercise the option granted pursuant to subsection (b) of this Section 2.3, to sell to the Third Party the Offered Securities under this Section 2.3 at a price not less than the Offer Price and on the other terms set forth in the Notice of Intention, subject to compliance with any applicable Federal, state or foreign securities laws; provided that prior to any such Transfer to the Third Party, such Third Party executes and delivers to the Company, a Joinder Agreement.

            (d) The closing of any purchase and sale pursuant to this Section
2.3 shall (i) take place on such date, not later than sixty (60) business days after the delivery to the Selling Stockholder of a Prospective Buyer Notice, as Parent and the Selling Stockholder shall select, and (ii) be in accordance with the procedures set forth in Section 7.15.

      2.4 Involuntary Transfers.

            (a) Upon the occurrence of any event which would cause any Company Securities owned by an Employee Stockholder to be Transferred by Involuntary Transfer (other than to a Permitted Transferee), (i) each unvested Option so Transferred shall lapse and become null and void, and (ii) such Employee Stockholder (or his legal representative or successor) shall give Parent written notice thereof stating the terms of such Involuntary Transfer, the identity of the transferee or proposed transferee, the price or other consideration, if readily determinable, for which the Company Securities are proposed to be or have been Transferred and the number of Company Securities which are the subject of such Transfer. After its receipt of such notice or, failing such receipt, after Parent otherwise obtains actual knowledge of such a proposed or completed Involuntary Transfer, Parent or its designee or designees shall have the right and option to purchase all or any portion of such Company Securities, which right shall be exercised by written notice given by Parent to the transferor (or transferee following the occurrence of any Involuntary Transfer) within sixty
(60) days following the later of (i) Parent's receipt of such notice or, failing such receipt, Parent's obtaining actual knowledge of such proposed or completed Transfer and (ii) the date of such Involuntary Transfer.

            (b) Any purchase pursuant to this Section 2.4 shall be at the price and on the terms applicable to such Involuntary Transfer. If the nature of the event giving rise to such Involuntary Transfer is such that no readily determinable consideration is to be paid for or assigned to the Transfer of the Company Securities, the price to be paid by Parent for each share of Company Securities (other than Options) shall be the Fair Market Value thereof as of the date of Transfer, and the price to be paid by Parent for each Option shall be the (x) Fair Market Value of the Class A Common Stock with respect to which such Option may be exercised less (y) the Exercise Price with respect to such Option. The closing of the purchase and sale of such Company Securities pursuant to this Section 2.4 shall be held at the place and on the date established by Parent, which in no event shall be less than ten (10) nor more than forty-five (45) days from the date on which Parent gives notice of its election to purchase such Company Securities, and shall be in accordance with the procedures set forth in Section 7.15.

      2.5 Sale of the Company. If the Class B Stockholders and/or their Permitted Transferees or the Company sign an agreement of sale, merger agreement or similar agreement relating to a Sale of the Company, Parent shall notify each Employee Stockholder, in writing, of the terms and conditions of such proposed sale including all arrangements between the Company, Parent (or its Affiliates), on the one hand, and the proposed buyer, on the other hand. Notwithstanding any other provision of this Appendix A, each such Employee Stockholder will take all necessary and desirable actions in connection with the consummation of such Sale of the Company, and if such transaction is structured as a sale of Company Securities, within ten (10) business days of the receipt of such notice (or such longer period of time as Parent shall designate in such notice) such Employee Stockholders shall cause all of their respective Company Securities (with respect to Options, only to the extent vested, including vesting under the provisions of Section 6(e) of the Company's 1999 Stock Option Plan, and all unvested Options shall terminate and be null and void) to be sold to the designated purchaser on the same terms and conditions and for the same per share consideration (less the Exercise Price in the case of vested Options) as the Company Securities being sold by the Class B Stockholders or their Permitted Transferees. In furtherance of, and not in limitation of the foregoing, in connection with a Sale of the Company, each Employee Stockholder will (i) consent to and raise no objections against the Sale of the Company or the process pursuant to which it was arranged, (ii) waive any dissenter's or appraisal rights and other similar rights, and (iii) execute all documents containing such terms and conditions as those executed by other Stockholders as directed by the Class B Stockholders or their Permitted Transferees. All Stockholders will bear their Pro Rata share of the costs and expenses incurred in connection with a Sale of the Company. Costs incurred by any Stockholder on its own behalf will not be shared by other Stockholders. No Employee Stockholder shall be obligated under this Section 2.5 unless: (i) the Sale of the Company is a bona fide arm's-length transaction; (ii) all holders of Common Stock are treated equally in the transaction; (iii) the Board determines that the transaction is fair to the Company and the Stockholders; (iv) the price paid for all outstanding Company Securities is at least equal to the Fair Market Value as determined by the Board; and (v) no representations or warranties, or indemnity, are required from an Employee Stockholder other than as to the ownership of such Employee Stockholder's Company Securities free and clear of Liens.

                                   ARTICLE III
                               RIGHTS OF INCLUSION

      3.1 Rights of Inclusion.

            (a) If the Class B Stockholders and/or their Permitted Transferees (the "Transferor") propose to Transfer any Company Securities ("Transferor Shares"), except as set forth in Section 3.2, to one or more Persons (any such Persons are referred to as the "Buyer"), then, as a condition to such Transfer, the Transferor shall cause the Buyer to include a written offer (the "Article III Offer"), subject to compliance with any applicable Federal, state or foreign securities laws, to each of the Employee Stockholders and each other holder of Class A Common Stock (collectively, the "Offerees"), to purchase from each Offeree, at the option of each Offeree, up to a Pro Rata number of shares of Class A Common Stock as the Class B Common Stock sold by the Transferor, on the same terms and conditions as are applicable to the Transferor Shares, all of which terms shall be specified in the Article III Offer, except that none of the Offerees shall be required to provide any representation or warranty or other undertaking other than with respect to its ownership of, and authority to transfer, such Class A Common Stock free and clear of all Liens. Notwithstanding the foregoing, if any Offeree does not accept its Article III Offer in full, the other Offerees shall have the right to sell pursuant to the Article III Offer up to the number of shares of Class A Common Stock not being sold by such Offeree, Pro Rata among such Offerees, until all such shares are sold or until they do not desire to sell any more shares. The Transferor shall provide a written notice (the "Inclusion Notice") of the Article III Offer to each Offeree, who may accept the Article III Offer by providing a written notice of acceptance of the Article III Offer to the Transferor within thirty (30) days of delivery of the Inclusion Notice.

            (b) The Buyer shall have ninety (90) days, commencing on the fifteenth (15th) day following delivery of the Inclusion Notice, in which to purchase the Class A Common Stock with respect to which an Article III Offer was accepted along with the Transferor Shares. The material terms of such sale, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such 90-day period the Buyer has not completed the purchase of all the Transferor Shares and all the Offerees' Class A Common Stock proposed to be sold, the Transferor Shares and such Offerees' Class A Common Stock will not be sold and the provisions of this
Article III shall continue to be in effect as to future Transfers.

            (c) Concurrently with the Transfer of the Transferor Shares and shares of Class A Common Stock of the Offerees to the Buyer pursuant to the
Article III Offer, the Buyer shall pay, and the Transferor shall cause the Buyer to pay, to each Offeree its respective portion of the sales price of the shares of Class A Common Stock sold pursuant thereto.

      3.2 Certain Transfers. The provisions of this Article III shall not apply to any Transfer or proposed Transfer of Company Securities by the Class B Stockholders and any of their Permitted Transferees (i) to a Permitted Transferee thereof who shall have executed a Joinder Agreement, (ii) pursuant to a Sale of the Company in which the designated purchaser has agreed to purchase from all Employee Stockholders all their respective Company Securities on the terms and conditions set forth in Section 2.5 or (iii) which, together with all other Transfers of Company Securities by the Class B Stockholders and their Permitted Transferees (not including Transfers to Permitted Transferees), represent less than fifteen percent (15%) of the Common Stock, on a Diluted Basis.

                                   ARTICLE IV
                     REPURCHASE OF COMPANY SECURITIES OWNED
                            BY EMPLOYEE STOCKHOLDERS

      4.1 Termination of Employment or Services. In the event that any Employee Stockholder who, on, or at any time after, the date of the Grant Agreement to which this Appendix A is attached, is employed by the Company or any of its Affiliates shall cease to be employed by or cease to provide services to, the Company or any of its Affiliates for any reason (including death, permanent disability, voluntary termination of employment, termination for cause, termination without cause, or retirement or otherwise), such Employee Stockholder (or his personal representative) shall promptly notify Parent of the termination and, within ninety (90) days after Parent's receipt of such notice, Parent or its designee or designees may, at their option, elect to purchase the Company Securities owned by such Employee Stockholder (or his personal representative) and his Permitted Transferees, which would include for this purpose any Company Securities transferred to any spouse or other person by such Employee Stockholder, whether or not such transferee is an Employee Stockholder (collectively, "Sellers"), exercisable by written notice (a "Purchase Notice") delivered to Sellers and, upon the giving of such notice, Sellers shall be obligated to sell those Company Securities which are designated in the Purchase Notice; provided, however, that in the event notice of such termination is not given, a Purchase Notice may in any event be given by Parent at any time following the termination. As provided in the Option Plan, unless otherwise provided in the Grant Agreement to which this Appendix A is attached, all unvested Options will terminate upon such termination of employment (or termination of service relationship). Employee Stockholders who cease to be employees of, or service providers to, the Company or any of its Affiliates will have the right to exercise their vested Options after termination of employment (or termination of service relationship) to the extent provided in the Option Plan and Grant Agreement, subject to the conditions and limitations (including time periods) set forth in the applicable Option Plan and Grant Agreement to which this Appendix A is attached. Notwithstanding anything herein to the contrary, with respect to (x) any Option that shall have survived such termination of employment (or termination of service relationship) pursuant to the terms of any applicable Option Plan or Grant

Agreement, and (y) shares of Class A Common Stock that might have been acquired by reason of the exercise of an Option within six months prior to the termination date, Parent's purchase right under this Section 4.1 shall be applicable only to shares of Class A Common Stock obtained upon the exercise of such Option, and in each case held by the Employee Stockholder for at least six months after such exercise or delivery, such right to be exercisable by delivery of a Purchase Notice as aforesaid during the ninety day period after the day on which such Employee Stockholder has held such shares for six months. Notwithstanding anything herein to the contrary, Employee Stockholders, on their behalf and on behalf of their personal representatives and Permitted Transferees, agree not to transfer any Class A Common Stock received upon such exercise of until the expiration of the period during which Parent has the right to purchase such stock.

      4.2 Purchase Price.

            (a) The purchase price for each share of Company Securities (other than Options) to be purchased pursuant to Section 4.1 shall be the Fair Market Value thereof as of the date of the termination of employment, and the purchase price for each Option to be purchased shall be the Fair Market Value of the shares of Class A Common Stock with respect to which the Option may be exercised, as of the date of termination of employment, less the Exercise Price with respect of such Options.

            (b) Parent shall have the right, at its option, to pay for the Company Securities to be purchased by delivering (i) the purchase price in cash,
(ii) a note of Parent with a term of not greater than two years and bearing interest at the rate then paid by Parent to its principal lending bank and with a principal amount equal to the purchase price, or (iii) a number of shares of Parent Class A Common Stock equal to the number obtained by dividing the aggregate purchase price by the Market Price per share of Parent Class A Common Stock, determined as of the date of the delivery of the Purchase Notice, plus cash in lieu of any fractional share.

      4.3 Closing. The closing for all purchases and sales of Company Securities provided for in this Article IV shall be held at the principal executive offices of Parent at 10:00 a.m., local time, on such date as may be designated in writing by Parent, but no later than the 60th day after the date of the delivery of the Purchase Notice and shall be in accordance with the procedures set forth in Section 7.15.

                                    ARTICLE V
              CONVERSION OF OPTIONS; EXCHANGE OF COMPANY SECURITIES

      5.1 Conversion of Options; Exchange Rights.

            (a) Upon the consummation of a Tracking Stock IPO, and without any action by the Company or the Optionee, each unexercised Option shall automatically be converted into an Option to purchase shares of Tracking Stock with appropriate adjustment in the number of shares and exercise price consistent with the Tracking Stock Exchange Ratio and having the same remaining term and vesting schedule as the Option so converted. Upon the consummation of a Tracking Stock IPO (or at any time thereafter), each Employee Stockholder holding Class A Common Stock shall have the right (the "Tracking Stock Exchange Right") to acquire from Parent, in exchange for all or any portion of the Class A Common Stock then owned by such Stockholder such number of shares of Tracking Stock equal to the product of (i) the number of shares of Class A Common Stock to be exchanged by such Stockholder and (ii) the Tracking Stock Exchange Ratio.

            (b) Upon the consummation of a Publico IPO, and without any action by the Company or the Optionee, each unexercised Option shall automatically be converted into an Option to purchase shares of Publico Stock with appropriate adjustments in the number of shares and exercise price consistent with the Publico Stock Exchange Ratio and having the same remaining term and vesting schedule as the Option so converted. Upon the consummation of a Publico IPO (or at any time thereafter), Parent shall cause Publico to provide to each Employee Stockholder holding Class A Common Stock the right (the "Publico Exchange Right" and collectively with the Tracking Stock Exchange Right, the "Exchange Rights") to acquire from Publico, in exchange for all or any portion of the Class A Common Stock then owned by such Employee Stockholder, such number of shares of Publico Stock equal to the product of (i) the number of shares of Class A Common Stock and (ii) the Publico Stock Exchange Ratio.

      5.2 Exercise of the Exchange Rights. In order to exercise an Exchange Right, an Employee Stockholder holding Class A Common Stock must notify Parent or Publico, as the case may be (the "Issuer"), in writing (the "Exchange Notice") of such exercise of the Exchange Right.

      5.3 Closing of the Exchange. The closing of the Exchange Right exercise shall occur at 10:00 a.m., ten (10) business days after delivery of the Exchange Notice at the principal executive officers of the Issuer (or at such other time and/or place as may be agreed by the Issuer and the Employee Stockholder holding Class A Common Stock) and in accordance with the procedures set forth in Section
7.15. Each Employee Stockholder holding Class A Common Stock acknowledges and agrees that the Tracking Stock or Publico Stock issued to him or her will be subject to applicable restrictions under Federal and state securities laws and will bear appropriate legends to such effect.

      5.4 Lock-Up.

            (a) Each Employee Stockholder holding Class A Common Stock agrees not to offer, sell, contract to sell or otherwise dispose of any Tracking Stock within seven (7) days before or during the lock-up period after the date of any final prospectus relating to a Tracking Stock IPO or any other underwritten offering of Tracking Stock, except pursuant to the written consent of the underwriters for such offering. Each holder of Class A Common Stock agrees to execute and deliver to such underwriters an agreement, in customary form, confirming the foregoing.

            (b) Each Employee Stockholder holding Class A Common Stock agrees not to offer, sell, contract to sell or otherwise dispose of any Publico Stock within seven (7) days before or during the lock-up period after the date of any final prospectus relating to a Publico IPO or any other underwritten offering of Publico Stock, except pursuant to the written consent of the underwriters for such offering. Each Employee Stockholder holding Class A Common Stock agrees to execute and deliver to such underwriters an agreement, in customary form, confirming the foregoing.

                                   ARTICLE VI
                  CERTAIN OTHER MATTERS; WORKING CAPITAL NEEDS

      6.1 Transferees. Unless otherwise consented to by Parent, the parties hereto agree that as a condition precedent to the issuance by the Company of shares of Class A Common Stock to a Permitted Transferee of an Employee Stockholder or any Third Party, the Company shall require such Person to execute a Joinder Agreement. Notwithstanding the foregoing, to the extent approved by Parent and specified in any Joinder Agreement (or amendment thereto) pursuant to which any Person agrees to be bound by the terms hereof, the provisions of this Appendix may be varied to be more or less restrictive with respect to any such Person.

      6.2 Stock Issuance. The Company shall issue no shares of Class A Common Stock or securities convertible, exchangeable or exercisable for or into shares of Class A Common Stock after a Tracking Stock IPO or a Publico IPO.

      6.3 No Right to Employment. Nothing contained herein nor the ownership of any Company Securities shall confer upon any Employee Stockholder the right to employment or to remain in the employ of the Company or any of its Affiliates.

      6.4 Working Capital. It is contemplated that the Company may require additional funds for working capital. Should Parent, in its discretion, determine to provide such funds (including, without limitation, pursuant to Section 2.07(c) of the Agreement and Plan of Merger), it may do so (i) by purchasing shares of Class A Common Stock or Class B Common Stock at the most recent Fair Market Value per share of Class A Common Stock (the Class B Common Stock being valued at the same per share price as the Class A Common Stock) calculated prior to the date of the capital contribution, or
(ii) by lending funds to the Company at an interest rate not to exceed three percentage points over the prime rate of Parent's principal lending bank. In the event of a loan, the Company shall keep a record of the number of shares of Class A Common Stock or Class B Common Stock that could have been purchased with such funds at the most recent Fair Market Value per share of Class A Common Stock calculated prior to the date of such working capital advance, subject to customary anti-dilution adjustments (the "Conversion Value"). Parent at its option, may thereafter, at any time, convert all or any part of such loan into shares of Class A Common Stock or Class B Common Stock either at the most recent Fair Market Value per share of Class A Common Stock calculated prior to the conversion date or at the Conversion Value. Notwithstanding the foregoing, in the event Parent or any of its Affiliates determines to provide the Company with funds for working capital within six months of the Effective Time (other than $5,000,000 to be provided pursuant to the Asset Contribution Agreement), if funds are provided by such Person, such shares (or any other securities of the Company convertible into Class A Common Stock, Class B Common Stock or other securities) shall be purchased, or such Conversion Value shall be calculated, on the basis of a market value of the Company equal to the greater of (i) the valuation of the Company as of the Effective Time prepared by Ernst & Young LLP or (ii) $500,000,000.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its Stockholders hereunder. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      7.2 Entire Agreement; Amendments. This Appendix A (together with the related Grant Agreement) constitutes the entire agreement of the parties with respect to the subject matter hereof and may be amended, modified or supplemented only by a written instrument duly executed by the Company and Parent, except that (i) any amendment, modification or supplement that materially, adversely and disproportionately affects the Employee Stockholders at any time after such Stockholders have exercised Options and received shares of Class A Common Stock shall require the consent of the Employee Stockholders who hold such Class A

Common Stock in accordance with Section 7.4 hereof, and (ii) any amendment, modification or supplement made before an Employee Stockholder exercises an Option shall be governed by the provisions of Section 7 of the related Grant Agreement. Notwithstanding anything to the contrary contained herein, no provision of this Appendix A shall prevent or otherwise restrict Parent from purchasing Company Securities from Employee Stockholders pursuant to this Appendix A or otherwise at a price per share different from that specified in this Appendix A.

      7.3 Term. As to an Employee Stockholder, this Appendix A shall terminate upon the earlier of (a) a Sale of the Company, (b) the repurchase of all of the Employee Stockholder's Options and shares of Class A Common Stock pursuant to
Article IV or (c) with the exception of Section 2.1, the exchange of all of the Employee Stockholder's shares of Class A Common Stock for Tracking Stock or Publico Stock and the conversion of the Options into options to acquire Tracking Stock or Publico Stock, as the case may be, pursuant to Article V. The provisions of Sections 2.2, 2.3, 2.4 and 2.5, Article III and Sections 6.1 and
6.2 shall terminate upon the consummation of a Company IPO.

      7.4 Certain Actions. Unless otherwise expressly provided herein, whenever any action is required under this Appendix A by the Employee Stockholders, it shall be by the affirmative vote of those Employee Stockholders who hold Class A Common Stock representing more than 50% of such Class A Common Stock on a Diluted Basis (but not taking into account any Options, the holders of which shall have no vote unless and until they have exercised such Options and received Class A Common Stock) then held by the Employee Stockholders as a group.

      7.5 Recapitalization, Exchanges, Etc., Affecting Company Securities. The provisions of this Appendix A shall apply, to the full extent set forth herein with respect to the Company Securities, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, Company Securities, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

      7.6 Waiver. No waiver by any party of any term or condition of this Appendix A, in one or more instances, shall be valid unless in writing, and no such waiver shall be deemed to be construed as a waiver of any subsequent breach or default of the same or a similar nature.

      7.7 Assignment; Successors and Assigns.

            (a) Parent may assign any of its rights, interests or obligations under Sections 2.3 or 2.4 or Articles IV or V to any Person.

            (b) Except as otherwise expressly provided herein, this Appendix A shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns (including, without limitation, transferees of Company Securities); provided, however, that
(i) nothing contained herein shall be construed as granting any Employee Stockholder the right to Transfer any Company Securities except in accordance with this Appendix A and with respect to Options, the applicable Option Plan; and (ii) any Third Party which acquires Company Securities in accordance with
Section 2.3 shall be bound by the provisions of this Appendix A as an Employee Stockholder with respect to such Company Securities, except that the provisions of Article IV shall not apply to the Company Securities of such Third Party (unless such Third Party is also or thereafter becomes an employee of the Company or any of its Subsidiaries).

      7.8 Remedies. In the event of a breach by any party to this Appendix A of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Appendix A. The parties agree that the provisions of this Appendix A shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

      7.9 Income Tax Withholding. Each Employee Stockholder who is or becomes an employee of the Company or any Affiliate thereof authorizes the Company or such Affiliate to make any required withholding for the payment of any and all income taxes and other sums that may be due any governmental authority as a result of the receipt by such Employee Stockholder of compensation income under Section 83 of the Internal Revenue Code of 1986, as amended, or similar provisions of foreign, state or local law, if required by applicable law, and agrees, if requested by the Company or any Affiliate thereof and in lieu of all or a portion of such withholding, to pay the Company or such Affiliate in a lump sum such amounts as the Company or such Affiliate may be required to remit to any governmental authority on behalf of such Employee Stockholder in respect of any such taxes and other sums.

      7.10 Invalid Provisions. If any provision of this Appendix A is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Employee Stockholder, the Company or Parent under this Appendix A will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Appendix A will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Appendix A will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Appendix a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

      7.11 Headings. The headings used in this Appendix A have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      7.12 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Appendix A.

      7.13 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

      7.14 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed by prepaid first class mail, return receipt requested, or if delivered to a nationally recognized overnight courier prepaid to the parties at the following addresses or facsimile numbers:

            (i)   If to the Company, to:
                  Times Company Digital, Inc.
                  1120 Avenue of the Americas
                  New York, New York 10036
                  Attention: Kenneth A. Richieri, Esq.
                  Facsimile: (212) 556-4634

                  with a copy to:

            (ii)  If to Parent, to:
                  The New York Times Company
                  229 West 43rd Street
                  New York, New York 10036
                  Attention: Solomon B. Watson IV, Esq.
                  Facsimile: (212) 556-4634

            (iii) If to an Employee Stockholder, to the address of such Person set forth in
                  the records of the Company.

All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 7.14 be deemed given upon delivery against written receipt, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section 7.15 be deemed given upon receipt, (y) if delivered by mail in the manner described above to the address as provided in this Section 7.14 upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by a nationally recognized overnight courier to the address as provided in this Section 7.14, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 7.14). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

      7.15 Closing Procedures. At the closing of any purchase and sale of Company Securities under this Appendix A, the selling Stockholder shall deliver certificates evidencing the securities being sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to the purchaser, duly executed by the selling Stockholder, free and clear of any Liens, against delivery of a certified or bank cashier's check in the amount of the purchase price or, if applicable, certificates for the number of Parent Class A Common Stock (plus cash in lieu of any fractional share) to which such selling Stockholder is entitled. In the event that Parent delivers Parent Class A Common Stock to such selling Stockholder, the selling Stockholder shall, in addition, deliver to Parent such representations and documents as Parent reasonably deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, and Parent, in its absolute discretion, may take such additional actions as it deems appropriate to effect such compliance, including, without limitation, placing legends on certificates for Parent Class A Common Stock and issuing stop-transfer orders to transfer agents.

                                                                       EXHIBIT B

                        SEPARATION AGREEMENT AND RELEASE

      1. Termination of Employment. My employment with The New York Times Company ("The Times") terminated effective as of ______________________________.

      2. Consideration. I understand that in consideration for my execution of this Separation Agreement and Release (the "Separation Agreement"), and my fulfillment of the promises made in this Separation Agreement and the Employment Agreement between The Times and me dated as of September 1, 1999 (the "Employment Agreement"), The Times agrees to provide me with the compensation and benefits set forth in Section 8 of the Employment Agreement.

      3. Conditions Applying to Payment of Benefits. I understand and agree that the compensation and benefits payable to me pursuant to Section 2 above are subject to my compliance with the terms and conditions set forth in this Separation Agreement and the Employment Agreement.

      4. General Release of Claims. I hereby voluntarily release The Times, Times Company Digital, and their subsidiaries, partners, affiliates, owners, agents, officers, directors, employees, successors and assigns, and all related persons, individually and in their official capacities (hereinafter collectively referred to as the "Released Parties"), of and from any and all claims, known and unknown, relating to my employment or cessation of employment that I, my heirs, executors, administrators, successors, and assigns, have or may have as of the date of execution of this Separation Agreement, including, but not limited to, any alleged violation of:

      o     The National Labor Relations Act;
      o     Title VII of the Civil Rights Act of 1964;
      o     Sections 1981 through 1988 of Title 42 of the United States Code;
      o     Civil Rights Act of 1991;
      o     The Employee Retirement Income Security Act of 1974 ("ERISA");
      o     The Age Discrimination in Employment Act of 1967;
      o     The Americans with Disabilities Act of 1990;
      o     The Fair Credit Reporting Act;
      o     The Fair Labor Standards Act;
      o     The Occupational Safety and Health Act;
      o     The Family and Medical Leave Act of 1993;
      o     Executive Order 11246;
      o     The New York Equal Pay Law;
      o     The New York Human Rights Law;
      o     The New York Civil Rights Act;
      o     The New York State Wage and Hour Laws;
      o     The New York City Administrative Code, Title VII;
      o     The New York Occupational Safety and Health Laws;
      o any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance;

      o     any public policy, contract, tort, or common law;
      o any claims for vacation, sick or personal leave, pay or payment pursuant to any practice, policy, handbook, or manual of The Times; or
      o any allegation for costs, fees or other expenses including attorneys' fees incurred in these matters.

Notwithstanding the foregoing, the release set forth in this Section 4 shall not apply to any vested benefits accrued by me prior to the effective date of this Separation Agreement under any compensation or benefit plans, programs and arrangements maintained by The Times for the benefit of its employees and subject to ERISA.

      5. No Existing Claims. I confirm that no claim, charge, or complaint against the Released Parties exists before any federal, state, or local court or administrative agency.

      6. No Recovery or Relief. I hereby waive my right to accept any relief or recovery, including costs and attorney's fees, from any charge or complaint filed by me or on my behalf against the Released Parties before any federal, state, or local court or administrative agency, except as such waiver is prohibited by law.

      7. No Participation In Claims. I understand that if this Separation Agreement were not signed, I would have the right to voluntarily assist other individuals in bringing claims against the Released Parties. I hereby waive that right and shall not provide any such assistance other than assistance in an investigation or proceeding conducted by an agency of the United States government.

      8. Nonadmission of Wrongdoing. I agree that neither this Separation Agreement nor the furnishing of the consideration for the general release set forth in this Separation Agreement shall be deemed or construed at any time for any purpose as an admission by the Released Parties of any liability or unlawful conduct of any kind.

      9. Breach of Agreement. I agree that if I breach any of the promises set forth in this Separation Agreement or if I challenge the general release set forth in this Separation Agreement, The Times shall have the right to terminate the benefits payable under the Separation Agreement and to require me to return all monies paid by The Times in consideration for my signing the general release included in this Separation Agreement.

      10. Governing Law and Interpretation. This Separation Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws provisions. If any provision of the Separation Agreement other than the general release set forth in section 4 above, is declared legally or factually invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable to any extent or in any application, then such provision immediately shall become null and void, leaving the remainder of this Separation Agreement in full force and affect. If any portion of the general release set forth in this Separation Agreement is declared to be unenforceable by a court of competent jurisdiction in any action in which I participate or join, I agree that all consideration paid to me under this Separation Agreement and the Employment Agreement shall be offset against any monies that I may receive in connection with any such action.

      11. Entire Agreement. This Separation Agreement sets forth the entire agreement between me and the Released Parties and it supersedes any and all prior agreements or understandings, whether written or oral, between the parties, except as otherwise specified in this Separation Agreement and the Employment Agreement (including Sections 9 and 10 thereof). I acknowledge that I have not relied on any representations, promises, or agreements of any kind made to me in connection with my decision to sign this Separation Agreement, except for those set forth in this Separation Agreement and the Employment Agreement.

      12. Amendment. This Separation Agreement may not be amended except by a written agreement signed by both parties which specifically refers to this Separation Agreement.

      13. Right to Revoke. I understand that I have the right to revoke this Separation Agreement at any time during the seven (7) day period following the date on which I first sign the Separation Agreement.

      If I want to revoke, I must make a revocation in writing which states: "I hereby revoke my acceptance of the Separation Agreement and General Release." This written revocation must be delivered by hand or sent by certified mail with a postmark dated before the end of the seven-day revocation period to Solomon B. Watson IV, The New York Times Company, 229 West 43d Street, New York, NY 10036; otherwise, such revocation shall not be effective.

      14. Effective Date. This Separation Agreement shall not become effective or enforceable until the expiration of the 7-day revocation period described in
Section 12 above.

I UNDERSTAND THAT BY SIGNING THIS SEPARATION AGREEMENT, I SHALL BE WAIVING MY RIGHTS UNDER FEDERAL, STATE AND LOCAL LAW TO BRING ANY CLAIMS THAT I HAVE OR MIGHT HAVE AGAINST THE RELEASED PARTIES.

I UNDERSTAND THAT MY RIGHT TO RECEIVE BENEFITS SET FORTH IN SECTION 8 OF THE EMPLOYMENT AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS SEPARATION AGREEMENT AND THAT I WOULD NOT RECEIVE SUCH BENEFITS BUT FOR MY EXECUTION OF THIS SEPARATION AGREEMENT.

I HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT. I ALSO HAVE BEEN ADVISED IN WRITING BY THE TIMES THAT I HAVE TWENTY-ONE (21) DAYS TO CONSIDER THIS SEPARATION AGREEMENT. I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS SEPARATION AGREEMENT DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) DAY CONSIDERATION PERIOD.

      IN WITNESS WHEREOF, I have executed this Separation Agreement and Release as of the date set forth below.


Signed:________________________________________________________________________

Name: _________________________________________________________________________

Date: _________________________________________________________________________


ACCEPTED AND ACKNOWLEDGED BY THE NEW YORK TIMES COMPANY


                                           By: _________________________________

                                           Name: _______________________________

                                           Title: ______________________________

                                           Date: _______________________________